                                                                    EXHIBIT 99.4

                    CAPITALIZATION OF DOBSON COMMUNICATIONS

     The following table sets forth the unaudited capitalization of Dobson Communications as of March 31, 2003, and as adjusted to give effect to (1) the Restructuring as though it had become effective on March 31, 2003 and (2) the cancellation of Dobson Communications' Series AA preferred stock that was transferred to Dobson Communications from AT&T Wireless as a part of the swap of Dobson Communications' California markets for AT&T Wireless' Alaska markets. The adjustments giving effect to the Restructuring assume 100% of the existing notes are exchanged. Dobson Communications intends to pursue refinancing opportunities with respect to its indebtedness and preferred stock prior to their respective maturity and mandatory redemption dates, including with the proceeds of new indebtedness. The information presented below should be read in conjunction with "Unaudited Pro Forma Consolidated Condensed Financial Statements of Dobson Communications," "Selected Consolidated Financial and Other Data of Dobson Communications," "Management's Discussion and Analysis of Financial Condition and Results of Operations of Dobson Communications" and the consolidated financial statements of Dobson Communications and related notes thereto appearing elsewhere in this Offering Memorandum and Disclosure Statement and in Annex B to this Offering Memorandum and Disclosure Statement.

                                                                   MARCH 31, 2003
                                                              ------------------------
                                                              HISTORICAL   AS ADJUSTED
                                                              ----------   -----------
                                                                    (UNAUDITED)
                                                                  ($ IN THOUSANDS)
Cash and cash equivalents...................................  $  264,071   $  215,319
                                                              ==========   ==========
Long-term debt (including current maturities):
  Credit facilities:
     DOC LLC credit facility
       Revolving credit facility............................  $  204,500   $  204,500
       Term loan A..........................................     135,796      135,796
       Term loan B..........................................      68,902       68,902
       Discretionary loan B.................................      80,909       80,909
     Sygnet credit facility
       Revolving credit facility............................       4,000        4,000
       Term loan A..........................................      74,285       74,285
       Term loan B..........................................     116,957      116,957
       Term loan C..........................................      83,083       83,083
                                                              ----------   ----------
          Total credit facilities...........................     768,432      768,432
Dobson/Sygnet Senior Notes..................................     188,500      188,500
Dobson Communications 10.875% Senior Notes, net of
  discount..................................................     298,282      298,282
Dobson Communications 11.75% Senior Notes...................          20           20
New Senior Notes............................................          --      900,000
                                                              ----------   ----------
          Total long-term debt..............................   1,255,234    2,155,234
                                                              ----------   ----------
Preferred Stock.............................................     718,664      643,664
                                                              ----------   ----------
Stockholder's deficit:
  Common stock..............................................          95          140
  Paid in capital...........................................     696,328      921,283
  Retained deficit..........................................    (995,336)    (995,336)
  Accumulated other comprehensive loss......................        (212)        (212)
  Less common shares held in treasury.......................     (26,678)     (26,678)
                                                              ----------   ----------
     Total stockholders' deficit............................    (325,803)    (100,803)
                                                              ----------   ----------
       Total capitalization.................................  $1,648,095   $2,698,095
                                                              ==========   ==========

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